UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): June 26, 2024

ESSENT GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36157	Not Applicable
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM11, Bermuda
(Address of Principal Executive Offices and Zip Code)

(441) 297-9901

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.015 par value	ESNT	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2024, Essent Group Ltd. (the "Company") entered into a revolving facility refinancing agreement (the “Refinancing Agreement”) with Bank of America, N.A., as administrative agent under the Revolving Credit Agreement (as defined below), JP Morgan Chase Bank, N.A., as administrative agent under its Third Amended and Restated Credit Agreement, dated as of December 10, 2021 (as amended from time to time prior to the effectiveness of the Revolving Credit Agreement (as defined below), the “Existing Credit Agreement”) and certain other lenders party thereto. Under the Refinancing Agreement, the Refinancing Agreement Revolving Lenders (as defined therein) have agreed to provide the Company with a five-year unsecured revolving credit facility of up to $500 million of senior unsecured revolving loans (the “Revolving Credit Facility”), which is intended to replace the Company’s existing senior secured credit facility (the “Existing Credit Facility”). The Revolving Credit Facility also provides for an aggregate principal amount of up to $250 million in uncommitted incremental revolving credit facilities that may be exercised at the Company’s option, so long as the Company receives sufficient commitments from the bank lenders. The closing of the Revolving Credit Facility is subject to the satisfaction of certain closing conditions described in the Refinancing Agreement and the Revolving Credit Agreement, including the closing of an underwritten public offering of the Company’s senior notes (the “Notes”) commencing today and the repayment of all of the borrowings outstanding under the term loan portion of its Existing Credit Facility. Upon the satisfaction of all such closing conditions, the Fourth Amended and Restated Credit Agreement, a form of which is annexed to the Refinancing Agreement (the “Revolving Credit Agreement”), will become effective and will amend and restate the Existing Credit Agreement. Upon its effectiveness, the Refinancing Agreement Revolving Lenders (as defined in the Refinancing Agreement) will act as revolving lenders under the Revolving Credit Agreement, and Bank of America, N.A. will act as administrative agent.

The Revolving Credit Facility will provide for an effective increase in the Company’s revolving credit facility borrowing capacity from $400 million to $500 million. All outstanding term loans under the Existing Credit Facility are expected to be repaid with the net proceeds from the Notes. Borrowings under the Revolving Credit Facility may be used for working capital and general corporate purposes, including, without limitation, capital contributions to the Company’s insurance and reinsurance subsidiaries. Borrowings accrue interest at a floating rate tied to a standard short-term borrowing index, selected at the Company’s option, plus an applicable margin. A commitment fee is due quarterly on the average daily amount of the undrawn revolving commitment. The applicable margin and the commitment fee are based on the senior unsecured debt rating or long-term issuer rating of the Company to the extent available. The annual commitment fee rate applicable at closing is 0.225% based on the Company’s long-term issuer rating at such time. The borrowings under the Revolving Credit Facility are expected to contractually mature upon the earlier of (i) five years after the closing date of the Revolving Credit Facility and (ii) 91 days prior to the stated maturity date of the Notes.

The Company will be subject to certain covenants under the Revolving Credit Agreement, including a maximum debt-to-total capitalization ratio of 30%, compliance with the PMIERs financial requirements (subject to any GSE approved waivers and/or forbearances), and a minimum consolidated net worth requirement (as defined in the Revolving Credit Agreement), in each case to be calculated in accordance with the Revolving Credit Agreement.

The Company’s ability to borrow under the Revolving Credit Facility is conditioned on the satisfaction of certain customary negative and affirmative covenants that will apply upon closing, including financial covenants relating to minimum consolidated net worth, maximum debt-to-total capitalization level and compliance with the financial requirements pursuant to PMIERs and covenants that limit, among other things, the Company’s ability to (i) incur indebtedness at the Company’s subsidiaries that are not a party to the Revolving Credit Agreement, (ii) incur liens on property, (iii) merge or consolidate, and (iv) dispose of assets with an aggregate value in excess of 40% of Essent’s consolidated net worth, in each case subject to certain exceptions. The Revolving Credit Agreement contains customary events of default. A failure to comply with these covenants or the other terms of the Revolving Credit Agreement could result in an event of default, which could (a) result in the termination of the commitments by the lenders to make loans to the Company under the Revolving Credit Facility and (b) enable the lenders to declare, subject to the terms and conditions of the Revolving Credit Agreement, any outstanding obligations under the Revolving Credit Agreement to be immediately due and payable.

The foregoing summaries of the Refinancing Agreement, the Revolving Credit Agreement and the Revolving Credit Facility do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Refinancing Agreement and Revolving Credit Agreement, which are attached as Exhibit 10.1 to this report and as Annex II to the Refinancing Agreement, respectively, and each are incorporated by reference into this Item 1.01 as if fully set forth herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Revolving Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Revolving Facility Refinancing Agreement, dated as of June 26, 2024, by and among Essent Group Ltd., Essent Irish Intermediate Holdings Limited, and Essent US Holdings, Inc., as borrowers, Bank of America, N.A., as administrative agent under the Fourth Amended and Restated Credit Agreement, JPMorgan Chase Bank, N.A., as administrative agent under the existing credit agreement, and the several banks and other financial institutions or entities from time to time parties to the Revolving Facility Refinancing Agreement, as lenders, including the Revolving Credit Agreement which is attached as Annex II thereto.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2024

ESSENT GROUP LTD.

By:	/s/ David B. Weinstock
Name:	David B. Weinstock
Title:	Senior Vice President and Chief Financial Officer